Exhibit 10.12

Security Agreement

Agreement made as of this 23rd day of May 2001, between Valusales.com, Inc., a Florida Corporation of 4101 Ravenswood Road, Fort Lauderdale, Broward County, Florida  33312, referred to as debtor, and David Aubel, of 1802-102 N. University Drive, Suite 289, Plantation., Broward County, Florida 33322, ..referred to as secured party.

In consideration of the following mutual covenants, secured party agrees to lend ..and debtor agrees to borrow the sum or sums of money described below, referred to as the obligation, and debtor grants to secured party a security interest in the property described below, referred to as collateral, on the following terms and conditions:

Section One.

Obligation

The obligation shall consist of the following, evidenced by demand promissory notes in a form satisfactory to secured party:

1.1. The initial advance to debtor of US$172,821.80 represented by a Promissory Note dated May 23, 2001.

1.2. Future advances to debtor made in accordance with the following terms:

a. Insofar as debtor may request and secured party may be willing in its discretion to make additional loans secured by collateral, advances may be made to debtor by secured party In such sums as secured party may elect) but in no event in excess of the outstanding loan value of collateral.

b. The outstanding loan value of collateral shall be a value computed as Seventy-Five percent (75%) of the cost or market value, whichever is lower, of all collateral owned. by debtor and encumbered by the security interest of secured party at the time of computation of such loan value. Percentages may be revised by secured party at its discretion.

1.3. All sums owed by debtor to secured party under any renewals or extensions of this agreement or the note or notes executed under this security agreement.

1.4. Any and all other liabilities of debtor to secured party, direct or indirect, absolute ~r contingent, due or to become due, presently existing or arising after the effective date of this security agreement.

Section Two.

Collateral

2. 1. Debtor grants to secured party a security interest in the collateral pursuant to Article 9 of the Florida Uniform Commercial Code, to secure full performance by debtor of the duties and obligations set forth in this security agreement.

2.2. Collateral consists of the following:

a. The inventory of debtor, including all goods, merchandise, raw materi.als, goods in process, finished goods, and other tangible personalty now owned or acquired after the effective date of this security agreement and held for sale or lease, furnished or to be furnished under contracts of service, or used or consumed in the business of debtor.

b. Accounts receivable and other proceeds resulting from sale of inventory.

c. Any and all equipment, machinery, furnishings, and supplies utilized in the conduct of the debtor's business.

d. Such additional security as secured party may demand under the terms of this security agreement.

Section Three.

Financing Statements

Debtor warrants and covenants that no financing statement covering any of the collateral or any proceeds of such collateral is on file in any public office. At the request of secured party, debtor will join in executing one or more financing statements pursuant to Article 9 of the Florida Uniform Commercial Code in form satisfactory to secured party, and debtor will pay the costs of filing such statement or statements wherever filing is deemed necessary or desirable by secured party.

Section Four.

Location of Debtor and Collateral

4.1. The principal place of business of debtor within the state is 4101 Ravenswood Road, Fort Lauderdale, Broward County, Florida 33312. Debtor shall immediately notify secured party in writing of any change in or discontinuance of the place of business of debtor as noted in this security agreement.

4.2. The office at which debtor keeps its records concerning the accounts resulting from sale of collateral is at 4101 Ravenswood Road, Fort Lauderdale, Broward County, Florida 33312, and such location shall be considered to be the chief place of business of debtor for purposes of this security agreement. Debtor shall immediately notify secured party in writing of any change in the location of such records.

4.3. Collateral shall be kept at 4101 Ravenswood Road, Fort Lauderdale, Broward County, Florida 33312. Debtor shall notify secured party promptly of any change in the location of collateral within the State of Florida. Debtor shall not remove any of the collateral from the State of Florida without the prior written consent of secured party.

Section Five.

Possession and Use of Collateral

Until default, debtor shall have the right to possess and to use the collateral in the ordinary course of business, and debtor may use or consume any raw materials or supplies necessary to the normal operation of its business.

Section Six.

Sale of Collateral

Debtor shall have the power to sell in the ordinary course of its business the following types of collateral and no other: Inventory. Debtor shall have no power to sell and shall not offer or attempt to sell or otherwise dispose of any other types of collateral without the specific written consent of secured party. For purposes of this security agreement, sale in the ordinary course of business of debtor shall not include a transfer or disposition in satisfaction, in whole or in part, of an existing indebtedness.

Section Seven.

Proceeds

At any time at the request of secured party, debtor shall de1iver to secured party:

7.1 Promptly after they are prepared, lists or copies of all accounts representing proceeds of the sale of collateral

7.2. Within 10 days of receipt thereof, all proceeds of collateral sold, including proceeds of the accounts described in this security agreement, received by debtor, in the exact form in which they are received.

7.3. Secured party in its discretion may apply cash proceeds to payment of any obligation secured by this security agreement, or may release such cash proceeds to debtor for use in operation of the business of debtor without waiving the right of secured party to retain subsequent proceeds.

Section Eight.

Assignment of Accounts

At the request of secured party, debtor shall assign or indorse accounts to secured party, and thereafter secured party shall have full power to collect, compromise, indorse, sell, or otherwise deal with such accounts in its own name or that of debtor.

Section Nine.

Rights of Debtor in Collateral

Debtor warrants and covenants that debtor is the owner of all collateral free from any adverse liens, security interests, or encumbrances, except for the security interest granted in this security agreement. Debtor shall defend the collateral against any claims and demands of all persons at any time claiming the collateral or any interest in the collateral.

Section Ten.

Protection of Collateral

10.1. Debtor shall keep all collateral in good order and repair and shall note waste or destroy the collateral or any part of such collateral.

10.2. Debtor shall notify secured party immediately of any event resulting in Loss or depreciation in the loan value of collateral and the amount of such loss Of depreciation, which amount shall be reflected immediately in the outstanding loan value under this security agreement.

10.3. Secured party may examine and inspect the collateral at any time wherever such collateral is located. Debtor shall at all times maintain accurate books and records in form satisfactory to secured party relating to the possession and sale of collateral and the proceeds of such collateral, and secured party may) on request, examine the records of debtor for any purpose consistent with the terms of this security agreement.

Section Eleven.

Taxes or Encumbrances; Reimbursement

Debtor shall pay promptly when due all taxes, assessments) liens, or encumbrances levied on or against collateral or for its use or operation whether by governmental action or under this security agreement or pursuant to any note or notes evidencing the obligation. At its option, secured party may discharge any such encumbrance at any time Levied or placed on collateral and may pay for the maintenance and preservation of collateral. Debtor shall reimburse secured party on demand for any such payment made or expense incurred, all of which shall be included in the obligation.

Section Twelve.

Amount of Col1ateral

Debtor shall at all times maintain inventory in such amount that the indebtedness owing by debtor to secured party shall not at any time exceed the loan value described above in Section One of this security agreement. If at any time such indebtedness does exceed the loan value, at the discretion of secured party and on its demand, debtor shall either reduce the indebtedness or transfer additional security to secured party in form and amount satisfactory to secured party.

Section Thirteen.

Risk of Loss; Insurance

The risk of loss of collateral shall be on debtor at all times. Debtor shall have and maintain at all times policies of insurance with respect to all collateral against fire (including extended coverage), theft, and all such other risks as secured party may require, including, in the case of mobile goods, collision coverage. Such policies of insurance shall contain such terms, be in such form, continue for such periods, and be written by such companies as are deemed satisfactory by secured party. All such policies of insurance shall be indorsed with the standard mortgagee clause for the benefit of secured party. Debtor shall furnish secured party on demand with certificates or other evidence deemed satisfactory by secured party of compliance with the provisions of this section. Secured party may act as agent for debtor in obtaining and canceling such insurance or adjusting and settling losses under such insurance.

Section Fourteen.

Default

Debtor shall be in default under this security agreement on the happening of any of the following events or conditions:

14.1. Loss, theft, damage, destruction, sale, or encumbrance of collateral, or any levy thereon, or seizure or attachment of collateral.

14.2. Any failure by debtor to pay or perform the obligation, or the occurrence of any event accelerating the maturity of the obligation or any note or notes evidencing the obligation.

14.3. Material falsity when made of any warranty, representation, or statement made or furnished to secured party by or on behalf of debtor.

14.4. Any failure by debtor to perform any covenant in this security agreement, or any action by debtor inconsistent with or in violation of the terms of this security agreement or that endangers the safety or integrity of collateral or of the security interest of secured party.

14.5. Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the collateral, assignment for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against debtor or any guarantor or surety for debtor.

Section Fifteen.

Remedies

15.1. On any default and at any time after any such default, secured party may declare an obligations secured by this security agreement immediately due and payable and shall have the remedies of a secured party under Article 9 of the Florida Uniform Commercial Code,

15.2. Secured party may require debtor to assemble the collateral and make it available to secured party at a place to be designated by secured party that is reasonably convenient to both parties. Secured party may enter the premises of debtor for the purpose of peaceful1y exercising the rights of secured party under this security agreement.

15.3. Unless collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, secured party will give debtor reasonable notice of the time and place of any public sale of collateral or of the time after which any private sale or any other intended disposition of collateral is to be made, at which private sale secured party may purchase collateral. The requirements of reasonable notice shall be met if such notice is mailed postage prepaid to the address of debtor shown in this security agreement at least 15 days before the time of the sale or other disposition.

15.4. Expenses of retaking, holding, preparing for sale, selling, or the like shall include reasonable attorneys fees and legal expenses incurred by secured party, all of which shall become part of the obligation after default and may be recovered by disposition of collateral.

15.5. Debtor shall be liable for any deficiency remaining due on the obligation after disposition of collateral by secured party on default of debtor. Secured party shall be liable to debtor for any excess remaining after the obligation is fully satisfied.

Section Sixteen.

Waiver

No waiver by secured party of any default under this security agreement shall operate as a waiver of any other default or of a similar default on a future occasion.

Section Seventeen.

Choice of Law

Debtor and secured party agree and designate Article 9 of the Florida Uniform Commercial Code and other applicable laws of the State of Florida as the law to be applied in the construction of the validity of this security agreement.

Section Eighteen.

Binding Effect

All rights of secured party under this security agreement shall inure to the benefit of its successors and assigns; and all obligations of debtor shall be binding on the heirs, executors, administrators, successors, and assigns of debtor. If there is more than one debtor, their obligations under this security agreement shall be joint and several.

Section Nineteen.

Entire Agreement

This security agreement shall become effective when it is signed by debtor and. together with the evidence of the obligation, shall constitute the entire agreement by and between debtor and secured party.

Section Twenty

Miscellaneous

The Parties hereby agree to cooperate, execute and deliver any and all documents reasonably deemed necessary to effectuate the intent and the terms and conditions of this Agreement. Each party reciprocally agrees to promptly and duly execute and deliver to the other such further documents and assurances and take such further action as may from time to time be reasonably requested in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the other party hereunder.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Facsimile signatures shall constitute original signatures.

Each party has reviewed and participated in the formation of this Agreement and, accordingly, any rule or construction to the effect that ambiguities be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

Time is of the absolute essence with respect to the parties performance of this Agreement.

Each individual executing this Agreement on behalf of each party represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said part, in accordance with a duly adopted resolution of the Board of Directors of said party or in accordance with the bylaws of said party, and that this Agreement is binding upon said party in accordance with its terms.

Executed at Fort Lauderdale, Broward County, Florida on the date first above written.

Signed, sealed and delivered	VlaueSales.com, Inc. a Florida corporation By: /s/ Jeffrey Harrell
Jeffrey Harrell, President

Signed, sealed and delivered	David Aubel By: /s/ David Aubel